Exhibit 10.1
















                           LOAN AND SECURITY AGREEMENT

                                  MADE BETWEEN

                          NATIONAL R.V. HOLDINGS, INC.,

                               NATIONAL R.V., INC.

                                       AND

                              COUNTRY COACH, INC.,

                                 AS CO-BORROWERS

                                       AND

                            UPS CAPITAL CORPORATION,

                                    AS LENDER



                          CLOSING DATE: AUGUST 28, 2002



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                                TABLE OF CONTENTS

                                                                         PAGE

1.   DEFINITIONS, TERMS AND REFERENCES.........................................1
     1.1.     Certain Definitions..............................................1
     1.2.     Use of Defined Terms.............................................8
     1.3.     Accounting Terms.................................................8
     1.4.     UCC Terms........................................................8

2.   THE FINANCING.............................................................8
     2.1.     Extensions of Credit.............................................8
              2.1.1.   Line of Credit..........................................8
              2.1.2.   Letters of Credit.......................................9
     2.2.     Interest and Other Charges......................................10
              2.2.1.   Interest...............................................10
              2.2.2.   Fees...................................................11
              2.2.3.   Usury Savings Provisions...............................12
     2.3.     General Provisions as to Payments...............................12
              2.3.1.   Method of Payment......................................12
              2.3.2.   Application of Payment.................................12
              2.3.3.   Crediting of Payments..................................13

3.   SECURITY INTEREST........................................................13
     3.1.     Grant of Security Interest......................................13
     3.2.     Representations, Warranties and Covenants Applicable
                 to Collateral................................................13
              3.2.1.   Good Title.............................................13
              3.2.2.   Right to Pledge........................................13
              3.2.3.   Sale of Collateral.....................................13
              3.2.4.   Insurance..............................................14
              3.2.5.   Location...............................................14
              3.2.6.   Further Assurances.....................................14

4.   GENERAL REPRESENTATIONS AND WARRANTIES...................................14
     4.1.     Existence and Qualification.....................................14
     4.2.     Authority; and Validity and Binding Effect......................15
     4.3.     Incumbency and Authority of Signing Officers....................15
     4.4.     No Material Litigation..........................................15
     4.5.     Taxes...........................................................15
     4.6.     Capital.........................................................15
     4.7.     Organization....................................................15
     4.8.     No Insolvency...................................................15
     4.9.     No Violations...................................................15
     4.10.    Financial Statements............................................15
     4.11.    Compliance with Laws............................................16
     4.12.    Subsidiaries....................................................16
     4.13.    Federal Taxpayer Identification Number..........................16

5.   AFFIRMATIVE COVENANTS....................................................16
     5.1.     Records Respecting Collateral...................................16
     5.2.     Right to Inspect and Conduct Audits.............................16
     5.3.     Borrowing Base Certificates.....................................16
     5.4.     Collateral Status Certificates..................................16
     5.5.     Periodic Financial Statements...................................17
     5.6.     Annual Financial Statements.....................................17
     5.7.     Compliance Certificate..........................................17
     5.8.     Payment of Taxes................................................17
     5.9.     Change of Principal Place of Business, Etc......................17
     5.10.    Waivers.........................................................17
     5.11.    Preservation of Existence.......................................17
     5.12.    Compliance With Laws............................................17
     5.13.    Certain Required Notices........................................18
     5.14.    Inventory Appraisals............................................18
     5.15.    Compensation....................................................18

6.   NEGATIVE COVENANTS.......................................................18
     6.1.     Encumbrances....................................................18
     6.2.     Debt............................................................18
     6.3.     Contingent Liabilities..........................................18
     6.4.     Redemption......................................................18
     6.5.     Investments.....................................................18
     6.6.     Mergers.........................................................19
     6.7.     Business Locations..............................................19
     6.8.     Affiliate Transactions..........................................19
     6.9.     Subsidiaries....................................................19
     6.10.    Fiscal Year.....................................................19
     6.11.    Disposition of Assets...........................................19
     6.12.    Federal Taxpayer Identification Number..........................19
     6.13.    Subordinated Debt...............................................19
     6.14.    Restrictions on Subsidiaries....................................19
     6.15.    Different Business..............................................19

7.   FINANCIAL COVENANTS......................................................19
     7.1.     Minimum Tangible Net Worth......................................19
     7.2.     Capital Expenditures............................................20

8.   EVENTS OF DEFAULT........................................................20
     8.1.     Obligations.....................................................20
     8.2.     Misrepresentations..............................................20
     8.3.     Certain Covenants...............................................20
     8.4.     Other Covenants.................................................20
     8.5.     Other Debts.....................................................20
     8.6.     Voluntary Bankruptcy............................................20
     8.7.     Involuntary Bankruptcy..........................................21
     8.8.     Damage, Loss, Theft or Destruction of Collateral................21
     8.9.     Judgments.......................................................21
     8.10.    Disavowal of Certain Obligations................................21
     8.11.    Material Adverse Change.........................................21
     8.12.    Change of Control, Etc..........................................21
     8.13.    Change in Management, Etc.......................................21

9.   REMEDIES.................................................................21
     9.1.     Acceleration of the Obligations.................................22
     9.2.     Default.........................................................22
     9.3.     Remedies of a Secured Party.....................................22
     9.4.     Repossession of the Collateral..................................22
     9.5.     Direct Notification.............................................22
     9.6.     Other Remedies..................................................22

10.  MISCELLANEOUS............................................................22
     10.1.    Waiver..........................................................23
     10.2.    GOVERNING LAW...................................................23
     10.3.    Survival........................................................23
     10.4.    Assignments.....................................................23
     10.5.    Counterparts....................................................23
     10.6.    Reimbursement...................................................23
     10.7.    Successors and Assigns..........................................23
     10.8.    Severability....................................................23
     10.9.    Notices.........................................................24
     10.10.   Entire Agreement; Amendments....................................24
     10.11.   Time of Essence.................................................24
     10.12.   Interpretation..................................................24
     10.13.   Lender Not a Joint Venturer.....................................24
     10.14.   JURISDICTION....................................................24
     10.15.   ACCEPTANCE......................................................24
     10.16.   Payment on Non-Business Days....................................24
     10.17.   Cure of Defaults by Lender......................................24
     10.18.   Attorney-in-Fact................................................24
     10.19.   Sole Benefit....................................................25
     10.20.   Indemnification.................................................25
     10.21.   JURY TRIAL WAIVER...............................................25
     10.22.   Terminology.....................................................25
     10.23.   Publicity.......................................................25
     10.24.   Counterclaims...................................................26
     10.25.   TM Services.....................................................26

11.  CONDITIONS PRECEDENT.....................................................26
     11.1.    Loan Documents..................................................26
     11.2.    No Default......................................................27
     11.3.    No Material Change..............................................27

                           LOAN AND SECURITY AGREEMENT


         PREAMBLE. THIS LOAN AND SECURITY AGREEMENT (as it may be amended or modified from time to time, and together with all Schedules, Riders and Exhibits attached hereto, called herein this "Agreement") is made by UPS CAPITAL CORPORATION, a Delaware corporation ("Lender"), with NATIONAL R.V. HOLDINGS, INC., a Delaware corporation ("Holdings"); NATIONAL R.V., INC., a California corporation ("NRV"); and COUNTRY COACH, INC., an Oregon corporation ("CCI") (each, and all, as more particularly defined below, "Borrower") as of the "Closing Date" specified below (the "Closing Date"), for the purpose of evidencing the terms and conditions on which Lender will extend certain financing accommodations to Borrower, as described more particularly below. Holdings is the sole shareholder and parent company of NRV and CCI. Holdings, NRV and CCI are engaged in a common business enterprise in which extensions of credit to any one of them will result in direct and indirect substantive economic benefit to each of them. Accordingly, Holdings, NRV and CCI have applied jointly to Lender for credit extensions in the form of a revolving line of credit, accessible by each, and secured by liens on all, or substantially all, assets and properties of each (excluding real property, on which a negative pledge is being issued to Lender's benefit). NRV and CCI have authorized and directed Holdings to act as their agent (and as agent for itself) hereunder, and Holdings has accepted such appointment. As used herein, "Borrower Agent" shall mean and refer to Holdings acting in such agency capacity. Any actions by Holdings as Borrower Agent shall bind itself and each of NRV and CCI. Further, as used herein, "Borrower" shall mean and refer to each of Holdings, NRV and CCI, jointly and severally, and to all of them, collectively, as the context shall require or suggest.

         NOW, THEREFORE, to induce Lender to extend the financing provided for herein, and for other good and valuable consideration, the sufficiency and receipt of which are mutually acknowledged, Borrower agrees with Lender as follows:

1.       DEFINITIONS, TERMS AND REFERENCES

     1.1. Certain Definitions. In addition to such other terms as elsewhere defined herein, as used in this Agreement and in any Exhibit or Schedule attached hereto, the following terms shall have the following meanings:

         "Accounts Receivable Collateral" shall mean and include all of Borrower's accounts, accounts receivable, contract rights, instruments, investment property, chattel paper and payment intangibles, including, without limitation, all rights of Borrower to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered, howsoever evidenced or incurred, together with all letters of credit, letter of credit rights and supporting obligations, all returned or repossessed goods and all books, records, computer tapes, software, programs and ledger books arising therefrom or relating thereto, all whether now owned or hereafter acquired and howsoever arising.

         "Account Debtor" shall mean any Person who is obligated on any of the Accounts Receivable Collateral or otherwise is obligated as a purchaser or lessee of any of the Inventory Collateral.

         "Advances" shall mean advances of borrowed funds made by Lender to Borrower under the Line of Credit.

         "Affiliate" shall mean, with respect to any Person, any Subsidiary, Controlling shareholder, director or officer of such Person.

         "Agreement" - see Preamble.

         "Applicable Margin" shall have the meaning given to such term in
Section 2.2.1.

         "Applicable Rate" shall have the meaning given to such term in Section 2.2.1.

         "Assignment of Claims Act" shall mean the federal Assignment of Claims Act of 1940, as it may be amended from time to time; together with all regulations promulgated from time to time in respect thereof.

         "Balances Collateral" shall mean all deposit accounts together with all cash or other property of Borrower which may be left with Lender or in Lender's possession, custody or control now or at any time hereafter, including any escrow deposits, security deposits or earnest money. The foregoing term shall include funds from time to time on deposit in any Concentration Account.

         "Bankruptcy Code" shall mean Title 11 of the United States Code, as it may be amended from time to time.

         "Blocked Account Agreement" shall have the meaning given to such term in Section 2.3.4.

         "Booked Cost," in respect of Inventory Collateral, shall mean the inventory cost accounting method employed by Borrower as of the Closing Date.

         "Borrower" -- see Preamble.

         "Borrower Agent" -- see Preamble.

         "Borrower Information Schedule" -- see Schedule "A" annexed hereto.

         "Borrowing Base" shall mean a sum determined by Lender, in its credit judgment, from time to time, equal to: (i) up to eighty-five percent (85%) of the net dollar amount of Eligible Accounts as at the date of determination; plus
(ii) up to fifty percent (50%) of the dollar amount of the Eligible Inventory, valued at the lower of its Booked Cost or market value, at the date of determination, not to exceed, in any event, as to Eligible Inventory, the lesser of (A) Seven Million Five Hundred Thousand Dollars ($7,500,000), or (B) then current borrowing availability under the Line of Credit determined by reference to Eligible Accounts under clause (i) above without regard to Eligible Inventory; minus (iii) an ongoing availability reserve of Four Million Five Hundred Thousand Dollars ($4,500,000), at all times; minus (iv) Other Reserves.

         "Borrowing Base Certificate" shall mean a certificate, in form and substance satisfactory to Lender, submitted by Borrower to Lender demonstrating compliance with the Borrowing Base Requirement, as provided in Section 5.3.

         "Borrowing Base Requirement" shall have the meaning ascribed to such term in Section 2.1.1.

         "Borrowings" shall mean total Advances outstanding from time to time.

         "Business Day" shall mean a day on which Lender is open for the conduct of its business at its principal office in Atlanta, Georgia.

         "CCI" -- see Preamble.

         "Clearing Bank" shall have the meaning given to such term in Section 2.3.4.

         "Closing Date" shall mean the date specified in the signature page of this Agreement as the Closing Date.

         "Collateral" shall mean the property, or interests in property, of Borrower described as such in Article 3, plus any other property, or interests in property, of Borrower in which Lender has, or hereafter obtains or claims, a Lien as security for the payment of the Obligations.

         "Collateral Location" shall mean the Executive Office and each additional location, if any, set forth and described as such on the Borrower Information Schedule.

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         "Collateral Status Certificate" shall mean a certificate, attached hereto, submitted by Borrower, reflecting the status of the Collateral, as provided in Section 5.4.

         "Collection Days" shall mean two (2) days.

         "Compliance Certificate" shall mean a certificate, in form and substance satisfactory to Lender issued by a duly authorized officer of Borrower, confirming Borrower's continuing compliance with this Agreement, as provided in Section 5.7.

         "Concentration Account" shall have the meaning given to such term in
Section 2.3.4.

         "Consolidated Subsidiaries" shall mean those Subsidiaries of Borrower (if any) existing from time to time which, for purposes of GAAP, are required to be consolidated for financial reporting purposes.

         "Control," "Controlled" or "Controlling" shall mean, with respect to any Person, the power to direct the management and policies of such Person, directly, indirectly, whether through the ownership of voting securities or otherwise.

         "Debt" means all liabilities, obligations and indebtedness of a Person, of any kind or nature, whether now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and whether initiated, assumed or acquired by such Person.

         "Default Condition" shall mean the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

         "Default Rate" shall mean that interest rate per annum equal to two percent (2%) per annum in excess of the otherwise Applicable Rate payable on any Obligation.

         "Dollars" or "$" shall mean United States Dollars.

         "Eligible Accounts" shall mean that portion of Borrower's Accounts Receivable Collateral consisting of trade accounts receivable actually billed to, and owing to Borrower by, its Account Debtors in the ordinary course of its business, which Lender, in its credit judgment, has determined to be eligible for credit extensions hereunder excluding, however, in any event, unless otherwise approved by Lender, in its credit judgment, any such account: (i) with respect to which any portion thereof is more than ninety (90) days past invoice date; (ii) which is owing by any Affiliate of Borrower; (iii) which is owing by any Account Debtor having twenty-five percent (25%) or more in face value of its then existing accounts with Borrower ineligible hereunder pursuant to the operation and effect of clause (i) above; (iv) which arises from any contract on which Borrower's performance is assured by a performance, completion or other bond; (v) constituting retainage which has been withheld from Borrower pending contract completion, to the extent thereof; (vi) constituting a service, warranty or similar charge, to the extent thereof; (vii) which is evidenced by a promissory note, other instrument or chattel paper; (viii) which represents an accord and satisfaction in respect of any prior account receivable; (ix) the assignment of which is subject to any requirements set forth in the Assignment of Claims Act (unless and except to the extent that Borrower has complied therewith to Lender's satisfaction); (x) which does not conform in any respect to the warranties and representations set forth in the Loan Documents in respect of Accounts Receivable Collateral; (xi) which is owing by any Account Debtor (excepting, however, Lazydays RV) whose accounts in face amount with Borrower exceed ten percent (10%) of Borrower's Eligible Accounts, but only to the extent of such excess; (xii) which is owing by, billed to or paid by any Account Debtor not located in the United States of America (unless and except to the extent that it is backed by a letter of credit issued to Borrower as beneficiary by or through a bank headquartered in the United States which is acceptable to Lender); (xiii) as to which a duly perfected, first priority security interest does not exist at any time in favor of Lender; (xiv) as to which any counterclaim, defense, setoff, deduction or contra-account exists, to the extent thereof; or (xv) which has otherwise been determined by Lender in its credit judgment not to be an "Eligible Account" for purposes hereof.

         "Eligible Inventory" shall mean that portion of the Inventory Collateral consisting of (A) raw materials, (B) chassis and (C) new, saleable finished goods inventory of Borrower which Lender, in its credit judgment, has determined to be eligible for credit extensions hereunder, excluding, however, in any event, unless otherwise approved by Lender, in its credit judgment, any such inventory which (i) is not at all times subject to a duly perfected, first priority security interest in favor of Lender; (ii) is not in good and saleable condition; (iii) is on consignment from, or is subject to any purchase money security interest in favor of, any supplier (unless and except to the extent that an Other Reserve has been imposed in respect of, and in the amount of, such supplier's claim); (iv) constitutes returned, repurchased, repossessed, damaged or slow-moving goods (inventory that is more than twelve (12) months old); (v) does not conform in all respects to the warranties and representations set forth in the Loan Documents in respect of Inventory Collateral; (vi) is subject to a negotiable document of title (unless issued or endorsed to Lender); (vii) is subject to any license or other agreement that limits or restricts Borrower's or Lender's right to sell or otherwise dispose of such inventory; (viii) is located at a Collateral Location with respect to which, if leased by Borrower, Lender has not received from the landlord at such location a Landlord's Agreement; and
(ix) has otherwise been determined by Lender in its credit judgment to be excluded from "Eligible Inventory" for purposes hereof.

         "Equipment Collateral" shall mean all equipment and fixtures of Borrower, whether now owned or hereafter acquired, wherever located, including, without limitation, all machinery, furniture, furnishings, leasehold improvements, computer hardware, motor vehicles, forklifts, rolling stock, dies and tools, used or useful in Borrower's business operations.

         "Equity Interests" shall mean all capital stock, warrants and other securities evidencing ownership of equity interests in a Person. In the case of
(i) a partnership, the foregoing includes partnership interests or shares; and
(ii) a limited liability company, the foregoing includes members' interests or shares.

         "Event of Default" shall mean any of the events or conditions described in Article 8, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

         "Executive Office" shall mean the address of Borrower's chief executive office and principal place of business, as designated on the Borrower Information Schedule.

         "Fiscal Year", in respect of a Person, shall mean the fiscal year of such Person, as employed by such Person as of the Closing Date, and designated as such on the Borrower Information Schedule, as to Borrower. The terms "Fiscal Quarter" and "Fiscal Month" shall correspond accordingly thereto.

         "GAAP" shall mean generally accepted accounting principles consistently applied for the fiscal period(s) in question.

         "Gross Uncapped Excess Availability" shall mean a sum determined by Lender, from time to time, equal to (i) up to eighty-five percent (85%) of the net dollar amount of Eligible Accounts as at the date of determination; plus
(ii) up to fifty percent (50%) of the dollar amount of Eligible Inventory, valued at the lower of its Booked Cost or market value, at the date of determination, minus (iii) the amount of any Other Reserves then in effect relative to the Borrowing Base.

         "Guaranty" shall mean an agreement or other writing executed by a Guarantor, in form and substance satisfactory to Lender, guaranteeing payment of any of the Obligations or otherwise giving assurances to Lender in respect thereof.

         "Guarantor" shall mean, individually and collectively, any and all Persons who either, as of the Closing Date, or thereafter, join in the execution of any Guaranty.

         "Holdings" -- see Preamble.

         "Home State" shall mean the State in which Borrower is incorporated or otherwise organized (if Borrower is not a corporation), as set forth on the Borrower Information Schedule.

         "Initial Term", in reference to the Line of Credit, shall mean a period of three (3) years, ending on the third (3rd) anniversary of the Closing Date.

         "Insolvent", in respect of a Person, shall mean that (i) such Person is not able to pay its Debts generally as and when they become due; or (ii) such Person has an unreasonably small capital with which to operate; or (iii) the total Debts and other liabilities of such Person, including contingent liabilities, exceed the fair saleable value of the assets of such Person.

         "Intangibles Collateral" shall mean all general intangibles of Borrower, whether now existing or hereafter acquired or arising, including, without limitation, all copyrights, royalties, tax refunds, rights to tax refunds, trademarks, trade names, service marks, patent and proprietary rights, blueprints, drawings, designs, trade secrets, plans, diagrams, schematics and assembly and display materials relating thereto, all customer lists, all books and records, all computer software and programs, and all rights of Borrower as purchaser, lessee, licensee or indemnitee under any contract.

         "Inventory Collateral" shall mean all inventory of Borrower, whether now owned or hereafter acquired, wherever located, including, without limitation, all goods of Borrower held for sale or lease or furnished or to be furnished under contracts of service, all goods held for display or demonstration, goods on lease or consignment, spare parts, repair parts, returned and repossessed goods, all raw materials, work-in-process, finished goods, catalysts and supplies used or consumed in Borrower's business, together with all documents, documents of title, dock warrants, dock receipts, warehouse receipts, bills of lading or orders for the delivery of all, or any portion, of the foregoing, and any letters of credit issued in respect thereof, and all letter of credit rights arising therefrom.

         "IP Security Agreements" shall mean, individually or collectively, as applicable, in form and substance satisfactory to Lender, (i) a security agreement for Trademarks, and/or (ii) a security agreement for Patents; each to be executed by Borrower in favor of Lender on the Closing Date.

         "Landlord's Agreement" shall mean an agreement from the landlord (or any warehouse operator, as the case may be), of any Collateral Location pursuant to which such landlord (or warehouse operator) has waived, released or subordinated in favor of Lender any rights it has in respect of the Collateral.

         "Lender" - see Preamble.

         "Letter of Credit" shall have the mean given to such term in Section 2.1.2.

         "LIBOR" shall mean the interest rate published under the "Money Rates" section of The Wall Street Journal (on each date on which LIBOR is to be determined in accordance with this definition) as the one-month London Interbank Offered Rate (LIBOR) on such day. If The Wall Street Journal shall cease to publish such rate (or itself to be published) then "LIBOR" shall be determined by such comparable method as Lender shall select. For purposes of this Agreement, the Applicable Rate determined by reference to LIBOR shall be determined by Lender initially on the Closing Date based on LIBOR on the date two (2) Business Days prior to the Closing Date and thereafter shall be adjusted by Lender (if applicable) effective as of the opening of business on the first Business Day of each calendar month based on LIBOR on the date two (2) Business Days prior to the first Business Day of each calendar month.

         "LIBOR Borrowings" shall mean Borrowings in which the Applicable Rate payable thereon is determined by reference to LIBOR.

         "Lien" shall mean any deed to secure debt, deed of trust, mortgage or similar instrument, and any lien, security interest, preferential arrangement which has the practical effect of constituting a security interest, security title, pledge, charge, encumbrance or servitude of any kind, whether by consensual agreement or by operation of statute or other law, and whether voluntary or involuntary, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof.

         "Line of Credit" shall refer to the line of credit in the Maximum Amount opened by Lender in favor of Borrower pursuant to the provisions of
Section 2.1.

         "Loan Documents" shall mean this Agreement, each Note, any IP Security Agreements, any financing statements covering portions of the Collateral, and any and all other documents, instruments, certificates and agreements executed and/or delivered by Borrower in connection herewith, or any one, more, or all of the foregoing, as the context shall require.

         "Master Note" shall mean a master promissory note in form and substance satisfactory to Lender, dated of even date herewith, as amended or supplemented from time to time, in a principal amount equal to the maximum amount of the Line of Credit, evidencing Advances to be obtained by Borrower under the Line of Credit, together with any renewals or extensions thereof in whole or in part.

         "Material Adverse Change" shall mean with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether occurring singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of
(a) the financial condition, operations, business, properties or prospects of Holdings and its Consolidated Subsidiaries, taken as a whole, (b) the rights and remedies of the Lender under any of the Loan Documents or the ability of Borrower to perform its obligations under any of the Loan Documents, or (c) the legality, validity or enforceability of any of the Loan Documents.

     "Materiality Threshold" shall mean Two Hundred Fifty Thousand Dollars ($250,000).

         "Maximum Amount" shall mean the maximum amount which is available for borrowing under the Line of Credit (determined without regard to the Borrowing Base Requirement), which, as of the Closing Date, is equal to Fifteen Million Dollars ($15,000,000).

         "Note" shall mean any instrument at any time evidencing all or any portion of any Obligations, including, particularly, the Master Note.

         "Notice of Borrowing" shall mean a notice in form and substance satisfactory to Lender of intended Borrowing, executed by a duly authorized officer of Borrower Agent.

         "NRV" -- see Preamble.

         "Obligations" shall mean any and all Debts of Borrower to Lender (or any Affiliate of Lender), including, without limiting the generality of the foregoing, any Debt of Borrower to Lender (or any Affiliate of Lender) under any loan made to Borrower by Lender prior to the date hereof and any and all extensions or renewals thereof in whole or in part; any Debt of Borrower to Lender arising hereunder or as a result hereof, whether evidenced by any Note, or constituting Advances or otherwise, including all Reimbursement Obligations, and any and all extensions or renewals thereof in whole or in part; any Debt of Borrower to Lender (or any Affiliate of Lender) under any later or future advances or loans made by Lender (or any Affiliate of Lender) to Borrower, and any and all extensions or renewals thereof in whole or in part; and any and all future or additional Debts of Borrower to Lender (or any Affiliate of Lender) whatsoever and in any event, whether existing as of the date hereof or hereafter arising, whether arising under a loan, lease, credit card arrangement, line of credit, letter of credit or other type of financing, whether initiated, assumed or acquired by Lender, and whether direct, indirect, absolute or contingent, as maker, endorser, guarantor, surety or otherwise, howsoever evidenced.

         "Organization Documents" shall mean the formation and governing documents of a Person, as applicable. In the case of (i) a corporation, the foregoing shall include its charter and bylaws; (ii) a partnership, the foregoing shall include its partnership agreement; and (iii) a limited liability company, the foregoing shall include its operating agreement.

         "Other Reserves" shall mean such reserves against the Borrowing Base and borrowing availability under the Line of Credit, in addition to the reserve described in clause (iii) of the definition of Borrowing Base, as Lender may establish from time to time in its credit judgment.

         "Permitted Encumbrances" shall mean: (i) Liens for taxes not yet due and payable or being actively contested as permitted by this Agreement, but only if such Liens do not adversely affect Lender's rights or the priority of Lender's security interest in the Collateral; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business, payment for which is not yet due or such payment is being Properly Contested; (iii) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of utilities, leases, statutory obligations and surety and appeal bonds and other obligations of a like nature arising by statute or under customary terms regarding depository relationships on deposits held by financial institutions with whom Borrower has a banker-customer relationship; (v) typical restrictions imposed by licenses and leases of software (including location and transfer restrictions); (vi) Liens in favor of Lender; (vii) Liens granted by Borrower or any Subsidiary to vendors or financiers of capital assets i.e., equipment, machinery or real property, to secure the payment of Purchase Money Debt so long as (A) such Debt is permitted to be incurred hereunder, (B) such Liens extend only to the specific assets so purchased, secure only such deferred payment obligation and related interest, fees and charges and no other Debt, and (C) such Liens are promptly released upon the payment in full of such Debt, (viii) those Liens if any listed on Schedule B attached hereto and made a part hereof; (ix) any Lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as such proceeding is being Properly Contested; (x) any Lien existing on real property (but not on any Collateral) at the time such real property is acquired by Borrower or a Subsidiary, but only for so long as such Lien is and will remain confined to the real property subject to such Lien at the time such real property is acquired and (xi) any Lien constituting a renewal, replacement or extension of a Lien constituting a Permitted Lien by virtue of clause (vii), (viii), (ix) or (x).

         "Permitted Temporary Collateral Locations" has the meaning given to such term in Section 3.2.5.

         "Person" shall mean any individual, partnership, corporation, limited liability company, joint venture, joint stock company, trust, governmental unit or other entity.

         "Prime Rate" shall mean the interest rate published under the "Money Rates" section of The Wall Street Journal (on each day on which it is published) as the "prime rate" on such day, as such rate may change from time to time; provided, however, that if The Wall Street Journal shall cease to publish such rate (or itself to be published); then, the "Prime Rate" shall be the highest among the prime or base rates then publicly announced by Bank of America, N.A., J.P. Morgan Chase Bank and Wachovia Bank, N.A. (or their respective successors-in-interest). For purposes of this Agreement the Applicable Rate determined by reference to the Prime Rate shall be determined by Lender on each Business Day based on the Prime Rate on such Business Day and shall be effective as of the opening of business on such day.

         "Prime Rate Borrowings" shall mean Borrowings in which the Applicable Rate payable thereon is determined by reference to the Prime Rate.

         "Properly Contested" shall mean, in respect of any tax or similar claim the non-payment of which has or may by virtue of any legal proceeding undertaken in regard thereto give rise to the imposition of a Lien on any property of Borrower, the contesting of the payment thereof by Borrower (i) in good faith and by appropriate proceedings, as to which Borrower maintains reasonable reserves on its books therefor at all pertinent times, (ii) the enforcement or execution of any such Lien arising therefrom is stayed at all times pending resolution of such contest, (iii) Borrower pays any amount (with interest and any penalties, as applicable) determined to be owing upon resolution of such contest promptly and in any event prior to enforcement or execution of any such Lien, and (iv) if Lender determines that any such Lien may adversely affect Lender's rights in or the priority of Lender's security interest in the Collateral, then, pending resolution of such contest, Lender has imposed reserves within the Borrowing Base equivalent to the amount in dispute.

         "Purchase Money Debt" shall mean Debt incurred by Borrower or any Subsidiary in connection with the acquisition of capital assets for the cost thereof (including any for the deferred payment of any purchase price).

         "Reimbursement Obligations" has the meaning given to such term in
Section 2.1.2.

         "Securities Collateral" shall mean all securities and investment property of Borrower, whether now owned or hereafter acquired, including all Equity Interests owned in any Subsidiary at any time.

         "Subordinated Debt" shall mean any Debt owing by Borrower from time to time which has been subordinated to the Obligations pursuant to a Subordination Agreement.

         "Subordination Agreement" shall mean an agreement in form and substance satisfactory to Lender between or among Borrower, Lender and any other creditor of Borrower pursuant to which such other creditor shall agree to subordinate Debt of Borrower owing to it to the Obligations.

         "Subsidiary" shall mean any corporation, partnership, business association or other entity (including any Subsidiary of any of the foregoing) of which Borrower owns, directly or indirectly through one or more Subsidiaries, more than fifty percent (50%) of the capital stock or other Equity Interest having ordinary power for the election of directors or others performing similar functions.

         "Telephone Instruction Letter" shall mean a letter, dated the Closing Date, issued by a duly authorized officer of Borrower.

         "Termination Date" shall mean the earlier to occur of the following dates: (i) that date on which, pursuant hereto, Lender terminates the Line of Credit (or the Line of Credit is deemed automatically terminated) subsequent to the occurrence of an Event of Default; (ii) the last day of the Initial Term.

         "UCC" shall mean the Uniform Commercial Code of Georgia, as in effect from time to time.

     1.2. Use of Defined Terms. All terms defined in this Agreement and the Exhibits shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

     1.3. Accounting Terms. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP.

     1.4. UCC Terms. Any terms defined in Articles 8 or 9 of the UCC, including "accounts", "chattel paper", "investment property," "instruments", "general intangibles", "inventory," "equipment," "fixtures," "securities" and "investment property" shall have the same meanings given to such terms thereunder as and when used in the Loan Documents.

2.       THE FINANCING.


     2.1. Extensions of Credit.


     2.1.1. Line of Credit. On the Closing Date, subject to fulfillment of all conditions precedent set forth herein, Lender agrees to open the Line of Credit in favor of Borrower so that, during the period from the Closing Date to, but not including, the Termination Date, so long as there is not in existence any Event of Default and the requested Borrowing, if made, will not cause an Event of Default to exist, Borrower may borrow and repay and reborrow Advances under the Line of Credit; subject, however, to the requirement that at no time shall the sum of (i) the aggregate principal amount of outstanding Advances under the Line of Credit plus (ii) the amount available for drawing under each outstanding Letter of Credit plus (iii) all outstanding Reimbursement Obligations exceed the lesser of: (A) the Maximum Amount or (B) the Borrowing Base (such requirement being generally referred to herein as the "Borrowing Base Requirement"); and subject, further, to the requirement that if, at any time hereafter, the Borrowing Base Requirement is not satisfied, Borrower will immediately repay the then principal balance of the Master Note by that amount necessary to satisfy the Borrowing Base Requirement. All proceeds so obtained under the Line of Credit shall be used by Borrower to refinance existing Debt or for working capital in such manner as Borrower may elect in the ordinary course of its business operations. The Debts arising from Advances made to or on behalf of Borrower under the Line of Credit shall be evidenced by the Master Note, which shall be executed by Borrower and delivered to Lender on the Closing Date. The outstanding principal amount of the Master Note may fluctuate from time to time, but shall be due and payable in full on the Termination Date, and shall bear interest from the date of each disbursement of principal until paid in full at the Applicable Rate, payable in the manner described in Section 2.2.1. Borrower may request Advances under the Line of Credit by giving to Lender a Notice of Borrowing not later than 1:00 p.m. (Atlanta, Georgia time) on the date of the requested Advance; provided, however, that, in accordance with the Telephone Instruction Letter, Borrower may provide such instructions by telephone, provided, further, that any such telephone request shall be confirmed in writing not later than the Business Day following the disbursement of the requested Advance. The Line of Credit shall terminate on the Termination Date, but may be terminated earlier by Borrower, upon its giving at least ten (10) days advance written notice to Lender, subject, however, to Borrower's payment of any early termination fee then due (if so specified in Section 2.2.2).

     2.1.2. Letters of Credit. Borrower has proposed that the Line of Credit be utilized from time to time, at Borrower's request, to support the issuance of one or more letters of credit for the account of Borrower (each, a "Letter of Credit," and, collectively, "Letters of Credit"), either by Lender's making (or joining with Borrower in making) application to the issuer(s) of such Letters of Credit (the "Issuers" or an "Issuer") therefor, or otherwise by Lender's issuance of a risk participation or similar agreement in favor of the Issuer(s) in regard thereto (the foregoing herein called, generally, a "Risk Participation Arrangement"). Lender has agreed to such proposal, subject, however, to the following terms, covenants and conditions:

     (a) Notice. Borrower shall give Lender at least five (5) Business Days advance written notice of Borrower's request that Lender enter into a Risk Participation Arrangement (a "Risk Participation Request") specifying the face amount of the underlying Letter of Credit, its issuer, its expiry date, its beneficiary and its purpose; e.g., whether "commercial" or "standby."

     (b) Acceptance of Risk Participation. Lender may accept or reject any Risk Participation Request. Without limitation of the foregoing, no Risk Participation Request will be accepted if: (i) any Default Condition or Event of Default then exists; (ii) the face amount of the Letter of Credit specified in the Risk Participation Request, when added to the sum of (1) all Advances then outstanding plus (2) the amount available for drawing under each outstanding Letter of Credit plus (3) all outstanding Reimbursement Obligations, would cause the Borrowing Base Requirement to be exceeded; (iii) the expiry date of the Letter of Credit specified in the Risk Participation Request exceeds the earlier of: (A) one (1) year, or (B) the Termination Date; (iv) the face amount of the Letter of Credit specified in the Risk Participation Request, when aggregated with the face amounts of all Letters of Credit for which Risk Participation Arrangements are then outstanding, would exceed $7,000,000 or such greater sum as Lender may establish from time to time as an absolute limit on the amount of outstanding Letters of Credit issued pursuant hereto; (v) the Issuer has not been selected by, or approved by, Lender; or (vi) Lender and the Issuer are unable to reach agreement on the terms of the underlying Risk Participation Arrangement.

     (c) Accepted Risk Participations. Once Lender has entered into any Risk Participation Arrangement with respect to a Letter of Credit, then: (i) pending its expiry, the amount available for drawing under each Letter of Credit shall be added to all outstanding Advances plus the amount available for drawing under all other outstanding Letters of Credit plus all outstanding Reimbursement Obligations for purposes of determining Borrower's ongoing compliance with the Borrowing Base Requirement; i.e., the amount thereof shall be charged against borrowing availability under the Line of Credit; and (ii) if Lender remits any payment to the Issuer in respect of such Letter of Credit, whether upon a drawing therefor, in settlement thereof or otherwise, the full amount of such payment shall be automatically charged as an Advance (whether or not an Event of Default then exists or would be caused thereby); and Lender shall reimburse itself from the proceeds thereof; or, if such Advance cannot be made; i.e., if the Line of Credit already has terminated, then, Borrower shall, on demand from Lender, reimburse Lender for the full amount of such payment (the foregoing herein called Borrower's "Reimbursement Obligations").

     (d) Reimbursement Obligations. Borrower's Reimbursement Obligations arising from time to time hereunder shall: (i) be continuing, absolute and unconditional; (ii) constitute part of the Obligations and be secured by all Collateral; (iii) if not paid in full when due, either by the making of an Advance or otherwise, bear interest until fully paid at the Default Rate; and
(iv) survive termination of the Line of Credit.

     (e) Cash Imposts. If any Default Condition or Event of Default exists at any time while any such Risk Participation Arrangement is in effect, Lender may require that cash equal in amount to 110% of the undrawn amount of each underlying Letter of Credit be posted with Lender by Borrower as additional Collateral for the payment of Borrower's Reimbursement Obligations in regard thereto; or, if Lender is then or thereafter enforcing its rights and remedies respecting Collateral, Lender may reserve from the proceeds thereof such cash in order to assure that the Reimbursement Obligations then outstanding shall be paid when due.

     (f) Letter of Credit Fees. In consideration of Lender's entry into each Risk Participation Arrangement, unless otherwise agreed to by Lender at or prior to the issuance of any Letter of Credit, Borrower shall pay to Lender a fee (the "Letter of Credit Fee"), equal in amount to two percent (2%) per annum, due and payable monthly in arrears, on the first day of each calendar month, on the amount of Letters of Credit outstanding on each day during the preceding month, in addition to any administrative fees or administrative charges which Lender pays to the Issuer in respect of such Letter of Credit, which also shall be reimbursed to Lender by Borrower, upon demand.

     (g) Indemnity. Borrower shall indemnify and save Lender and hold Lender harmless from any loss, damage, cost or expense which Lender incurs in entering into, or performing under, any Risk Participation Arrangement, other than those resulting from the gross negligence or willful misconduct of Lender or its Affiliates.

     2.2. Interest and Other Charges.

     2.2.1. Interest. Lender and Borrower agree that the interest rate payable on the Borrowings shall be determined and paid as follows:

     (a) Interest Charges. Outstanding Advances under the Line of Credit shall bear interest at the Applicable Rate. As used herein, the term "Applicable Rate" shall mean either (i) the Prime Rate plus the Applicable Margin (as hereinafter defined) or (ii) LIBOR plus the Applicable Margin; in each case, as selected by Borrower from time to time; subject, however, to the following terms and conditions: (i) unless and until Lender receives written notice from Borrower, subject to clauses (ii) and (iii) below, all Borrowings shall be made as LIBOR Borrowings; (ii) if, subsequent to the Closing Date, it becomes illegal or impracticable for Lender to use LIBOR in determining the Applicable Rate, then, thenceforth, all Borrowings shall be made as (or converted to) Prime Rate Borrowings; and (iii) during any time that an Event of Default exists, all Borrowings shall be made as (or converted to) Prime Rate Borrowings. As used herein, "Applicable Margin" shall mean, initially, (i) three-fourths of one percent (3/4%) per annum, in respect of Prime Rate Borrowings; and (ii) three and 75/100ths of one percent (3.75%) per annum, in respect of LIBOR Borrowings; provided, however, that, notwithstanding the foregoing, commencing upon receipt by Lender pursuant to Section 5.6 of Borrower's audited financial statements for its Fiscal Year ending December 31, 2003, and continuing thereafter, the Applicable Margin shall be determined quarterly, based upon Borrower's Debt Service Coverage Ratio computed at the end of each Fiscal Quarter (beginning with the Fiscal Quarter ending December 31, 2003), and then compared to the following table:

                                      -10-

---------------------------------------- -------------------------------------- --------------------------------------
If Debt Service Coverage Ratio is:       Applicable Margin for LIBOR            Applicable Margin for Prime Rate
                                         Borrowings shall be:                   Borrowings shall be:
---------------------------------------- -------------------------------------- --------------------------------------

                <1.00:1                                 3-3/4%                                  3/4%
                -

---------------------------------------- -------------------------------------- --------------------------------------

           >1.00:1; <2.00:1                             3-1/2%                                  1/2%
                    -

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

           >2.00:1; <3.00:1                             3-1/4%                                  1/4%
                    -

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

                >3.00:1                                   3%                                     0%

---------------------------------------- -------------------------------------- --------------------------------------

Except as set forth hereinabove in respect of Borrower's 2003 audited financial statements, all determinations of Applicable Margin by Lender shall be made from Borrower's unaudited quarterly financial statements delivered to Lender pursuant to Section 5.5. If any financial statements (whether audited or unaudited) used in making the foregoing determinations of Applicable Margin are not timely delivered in accordance with Sections 5.5 and 5.6, then, unless and until such financial statements are delivered to Lender (and without waiving any Event of Default resulting from their non-delivery), the Applicable Margin shall be determined based on a presumed Debt Service Coverage Ratio of less than 1.00:1. In addition, if and so long as any Event of Default then exists, no downward adjustment to the Applicable Margin otherwise available to Borrower hereunder shall be implemented. As used herein "Debt Service Coverage Ratio" shall mean the ratio of: (i) Operating Cash Flow, to (ii) Fixed Charges, determined quarterly, on a trailing four (4) Fiscal Quarters' basis, where: (i) "Operating Cash Flow" shall mean the net income of Holdings and its Consolidated Subsidiaries (excluding therefrom any extraordinary items of gain or loss) for the four (4) Fiscal Quarters in question, plus, to the extent deducted from revenue in determining such net income amount, the following expenses: interest, taxes, depreciation and amortization; and (ii) "Fixed Charges" shall mean the sum, for the same said fiscal period in question, of (i) all scheduled principal amortization of funded Debt, (ii) all interest expense, and (iii) all operating lease expense of Holdings and its Consolidated Subsidiaries.

     (b) Payment of Interest. Accrued interest on Borrowings shall be due and payable monthly in arrears, on the first day of each calendar month, for the preceding calendar month (or portion thereof), commencing on the first day of the first calendar month following the Closing Date; and after maturity, on demand.

     (c) Calculation of Interest and Fees. Interest on Borrowings (and any fees, including Letter of Credit Fees, described in Section 2.2.2 computed on a per annum basis) shall be calculated on the basis of a 360-day year and actual days elapsed. The Applicable Rate for each Prime Rate Advance and LIBOR Advance shall change with each change in the Prime Rate or LIBOR, as the case may be, as determined by Lender in accordance with Section 1.1, effective as of the opening of business on the Business Day of such change.

     (d) Charging of Interest and Costs. Accrued and unpaid interest on any Borrowings, any outstanding fees described in Section 2.2.2 and any reimbursable costs and expenses specified in Section 10.6, may, when due and payable, be paid, at Lender's option (without any obligation to do so), by Lender's charging the Line of Credit for an Advance in the amount thereof; but Borrower shall be and remain responsible for the payment of such sums to the extent not so paid by Lender.

     2.2.2. Fees. In addition to the payment of interest at the Applicable Rate and the charging of Letter of Credit fees pursuant to Section 2.1.2, Borrower shall also be obligated to pay Lender all fees and charges specified below:

     (a) Closing Fee and Annual Loan Fee. On the Closing Date, a fully earned, non-refundable closing fee equal to one-half of one percent (1/2%) of the Maximum Amount; and, annually on each anniversary of the Closing Date, a fully earned, non-refundable annual fee equal to one-fourth of one percent (1/4%) of the Maximum Amount.

     (b) Early Termination/Prepayment Fee. If this Agreement is terminated prior to the Termination Date, there shall be due and payable to Lender upon such termination occurring, as liquidated damages for the loss of its bargain, and not as a penalty, a sum equal to the product of (i) the Maximum Amount, multiplied by (ii) a percentage, equal to (A) three percent (3%), if the early termination occurs on or before the first anniversary of the Closing Date, (B) one percent (1%), if the early termination occurs after the first anniversary of the Closing Date, but on or before the second anniversary of the Closing Date; and (C) one-half of one percent (1/2%), if the early termination occurs thereafter. Notwithstanding the foregoing, no prepayment/early termination fee shall be payable pursuant to this Section 2.2.2(b) in connection with any prepayment of the Obligations in whole (and concurrent termination of this Agreement) or in part using proceeds of another loan or loans obtained from Lender or any of its Affiliates.

     (c) Audit Fees. With respect to field audits conducted by Lender pursuant to Section 5.2, based on a ninety (90) day audit cycle (which may be increased, in Lender's discretion, whenever an Event of Default exists), Borrower shall reimburse Lender on demand the sum of $850.00 per auditor per day (limited to $15,000 per year unless an Event of Default then exists) plus out-of-pocket expenses.

     (d) Non-Usage Fee. Monthly, on the first day of each calendar month, commencing on the first of such dates following the Closing Date, Borrower shall pay to Lender a fee equal to (x) 375/1,000ths of one percent (.375% ) per annum, times (y) the difference between (A) the Maximum Amount, and (B) the sum of (i) the aggregate amount of outstanding Advances plus (ii) the amount available for drawing under each outstanding Letter of Credit plus (iii) all outstanding Reimbursement Obligations, determined on a daily average basis for the immediately preceding calendar month (or portion thereof, as the case may be).

     (e) Miscellaneous Fees. Borrower shall also reimburse Lender for returned item fees and bank service charges levied by any financial institution on Lender in connection with remittances made or received in furtherance hereof, plus handling fees. Wire transfer fees incurred by Lender in such regards shall also be reimbursed at cost plus handling fees.

     2.2.3. Usury Savings Provisions. Lender and Borrower hereby further agree that the only charge imposed by Lender upon Borrower for the use of money in connection herewith is and shall be interest at the Applicable Rate, and that all other charges imposed by Lender upon Borrower in connection herewith, are and shall be deemed to be charges made to compensate Lender for underwriting and administrative services and costs, and other services and costs performed and incurred, and to be performed and incurred, by Lender in connection with making credit available to Borrower hereunder, and shall under no circumstances be deemed to be charges for the use of money. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall promptly refund to Borrower any interest received by Lender in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of the Obligations. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

     2.3. General Provisions as to Payments.

     2.3.1. Method of Payment. Unless and except to the extent otherwise approved in writing by Lender from time to time, payments of interest, fees and principal pursuant to this Agreement must be received by Lender at an account designated by Lender for such purpose no later than 11:00 a.m. (Atlanta, Georgia time) on the date when due, in federal or other funds immediately available to Lender in Atlanta, Georgia, without setoff, discount or deduction.

     2.3.2. Application of Payment. Except as otherwise expressly set forth herein, all payments received by Lender hereunder shall be applied, in accordance with the then current billing statement applicable to the Borrowing, first to accrued interest, then to fees, and then to principal due. Any remaining funds shall be applied to the further reduction of principal. Notwithstanding the foregoing, upon the occurrence of an Event of Default, payments shall be applied to the Obligations in such order as Lender, in its sole discretion, may elect.

     2.3.3. Crediting of Payments. The receipt of any item of payment by Lender shall be applied to reduce the Obligations, as provided in Section 2.3.2, but, for purposes of computing interest charges hereunder, each such item of payment shall be deemed paid and applied the number of days after actual receipt thereof specified as Collection Days in Section 1.1.

     2.3.4. Collections. Effective not later than the Closing Date, Borrower shall have established, and thereafter Borrower shall maintain, with Bank of America, N.A. or one or more other banks acceptable to Lender ("Clearing
Banks"), deposit accounts into which all proceeds of Collateral, including, particularly, payments on Accounts Receivable Collateral, shall be remitted ("Concentration Accounts"). Concentration Accounts shall be maintained in Borrower's name, but for Lender's benefit, and Borrower, Clearing Bank and Lender shall have entered into a tri-party agreement, in form and substance satisfactory to Lender, (a "Blocked Account Agreement") pursuant to which, among other things, Clearing Bank shall agree to remit all collected funds in its Concentration Account directly to Lender for application to the Obligations as prescribed below. All collected funds deposited into a Concentration Account shall be remitted on a daily basis directly to Lender for application to Lender as provided in Section 2.3.2. The foregoing shall be in addition to, and not in limitation of, Lender's rights to collect Accounts Receivable Collateral directly after an Event of Default has occurred and while it is continuing, as provided hereinbelow.

     3. SECURITY INTEREST.

     3.1. Grant of Security Interest. As security for the payment of all Obligations, Borrower hereby grants to Lender a continuing, general lien upon and security interest and security title in and to all assets of Borrower, wherever located (other than real property), whether now existing or hereafter acquired or arising, including all of the following property, or interests in property of Borrower, namely: (a) the Accounts Receivable Collateral; (b) the Inventory Collateral; (c) the Equipment Collateral; (d) the Intangibles Collateral; (e) the Securities Collateral; (f) the Balances Collateral; and (g) all products and/or proceeds of any and all of the foregoing, including, without limitation, insurance proceeds. All of the foregoing shall constitute part of the Collateral.

     3.2. Representations, Warranties and Covenants Applicable to Collateral. Borrower represents, warrants and covenants that:

     3.2.1. Good Title. Borrower has marketable title to the Collateral, free and clear of all Liens, other than any Permitted Encumbrances.

     3.2.2. Right to Pledge. Borrower has full right, power and authority to grant to Lender a security interest in the Collateral on the terms set forth herein, and the grant of such security interest shall not result in Borrower being in default of any other Debt or require Borrower to grant a Lien on any Collateral to the holder of any such Debt.

     3.2.3. Sale of Collateral. Borrower will not sell, lease, exchange, or otherwise dispose of any of the Collateral without the prior written consent of Lender or, in any event grant a Lien or permit a Lien to exist thereon, except for a Permitted Encumbrance, except that: (i) Borrower may sell portions of its inventory in the ordinary course of business for cash, or on open account or on other terms of payment ordinarily extended to its customers (but any bulk sales thereof shall be prohibited) and (ii) Borrower may sell, exchange or otherwise dispose of portions of its equipment which are obsolete, worn-out or unsuitable for continued use by Borrower if such equipment is replaced promptly upon its disposition with equipment constituting equipment having a market value equal to or greater than the equipment so disposed of and in which Lender shall obtain and have a first priority security interest pursuant hereto, provided that Borrower need not replace such equipment if it determines in its good faith business judgment that replacement is not necessary and the aggregate market value of such equipment which is sold, exchanged or otherwise disposed of and not replaced in any Fiscal Year does not exceed the Materiality Threshold. Upon the sale, exchange or other disposition of any Collateral permitted to be sold hereunder, the security interest and lien created and provided for herein, without break in continuity and without further formality or act, shall continue in and attach to any proceeds thereof, including, without limitation, accounts, contract rights, shipping documents, documents of title, bills of lading, warehouse receipts, dock warrants, dock receipts and cash or noncash proceeds, and in the event of any unauthorized sale or other disposition, shall continue in the Collateral itself.

     3.2.4. Insurance. Borrower will obtain and maintain insurance on that portion of the Collateral consisting of tangible property with such companies, in such amounts and against such risks as are customary in Borrower's industry and as Lender may reasonably request, with loss payable to Lender as its interests may appear. Such insurance shall not be cancelable by Borrower, unless with the prior written consent of Lender, or by Borrower's insurer, unless with at least thirty (30) days (or any lesser number of days otherwise approved by Lender) advance written notice to Lender. In addition, Borrower shall cause its insurer to provide Lender with at least thirty (30) days advance written notice prior to insurer's nonrenewal of such insurance. Borrower shall provide to Lender a copy of each such policy. All proceeds received by Lender as loss payee of any such insurance shall be applied to the Obligations, unless otherwise approved by Lender. Borrower shall file with Lender on the Closing Date and annually thereafter a detailed list of such insurance as then in effect, certified by Borrower's insurer, together with copies of all policies of such insurance (if requested by Lender). Within thirty (30) days after being requested by Lender to do so, Borrower will obtain such additional insurance (or increase its existing coverage) as Lender may request (but not more frequently than annually, unless an Event of Default then exists).

     3.2.5. Location. As of the Closing Date, the Collateral is situated only at one or more of the Collateral Locations, and Borrower covenants with Lender not to locate the Collateral at any location other than a Collateral Location without giving at least thirty (30) days prior written notice to Lender; provided, however, as is customary in its industry, Borrower will be permitted to transport to and from, and to temporarily store, finished goods inventory at industry shows ("Permitted Temporary Collateral Location"), provided that Borrower provides Lender with at least five (5) days prior written notice thereof and (ii) this Section shall not apply to Collateral utilized by Borrower as demonstration units.

     3.2.6. Further Assurances. Borrower shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to Lender any instrument, letter of credit, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent or other writing which may be reasonably necessary to Lender to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security to Lender. Borrower shall perform or cause to be performed such acts as Lender may request to establish and maintain for Lender a valid and perfected security interest in and security title to the Collateral, free and clear of any liens, encumbrances or security interests other than Permitted Encumbrances. In addition to the foregoing, Borrower hereby irrevocably authorizes  Lender  to  complete  and file  initial  or "in  lieu of"  financing statements in each  jurisdiction  which now or hereafter  has in effect  revised
Article 9 of the Uniform Commercial Code, giving notice of Lender's security interest in the Collateral and describing the Collateral generally; e.g., "all personal property and fixtures," or particularly, all as Lender sees fit; and Borrower agrees not to file any amendment to, or termination of, any such financing statement without Lender's prior written consent unless all
Obligations have been fully paid and satisfied and this Agreement has been terminated.

     4. GENERAL REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender (which representations and warranties, together with any other representations and warranties of Borrower contained elsewhere in this Agreement, shall be deemed to be renewed as of the date of each Advance), as set forth below:

     4.1. Existence and Qualification. Borrower is duly organized, validly existing and in good standing under the laws of its Home State with its principal place of business, chief executive office and office where it keeps all of its books and records being located at the Executive Office, and Borrower is duly qualified to do business in each other state in which a Collateral Location is situated or wherein the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Change. Borrower has as its official name, as registered with the secretary of state of its Home State, the words inscribed on the signature page hereof as its name, and, except as may be described on the Borrower Information Schedule, has not done business under any other name within the five (5) years preceding the Closing Date.

     4.2. Authority; and Validity and Binding Effect. Borrower has the power to make, deliver and perform under the Loan Documents, and to borrow hereunder, and has taken all necessary and appropriate action to authorize the execution, delivery and performance of the Loan Documents. This Agreement constitutes, and the remainder of the Loan Documents, as and when executed and delivered for value received, will constitute, the valid obligations of Borrower, legally binding upon it and enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     4.3. Incumbency and Authority of Signing Officers. Each undersigned officer of Borrower holds the office specified hereinbelow and, in such capacity, is duly authorized and empowered to execute, attest and deliver this Agreement and the remainder of the Loan Documents for and on behalf of Borrower, and to bind Borrower accordingly thereby.

     4.4. No Material Litigation. On the Closing Date, except as may be set forth on the Borrower Information Schedule, there are no legal proceedings pending (or, so far as Borrower knows, threatened), before any court or administrative agency which, if adversely determined, could reasonably be expected to result in a Material Adverse Change.

     4.5. Taxes. As of the Closing Date, Borrower has filed or caused to be filed or has obtained valid extensions for the filing of all tax returns required to be filed by it and has paid all taxes shown to be due and payable by it on said returns or on any assessments made against it, except for taxes being contested in good faith (with appropriate reserves shown on the financial statements of Borrower).

     4.6. Capital. All Equity Interests of Borrower issued and outstanding on the Closing Date are validly and properly issued in accordance with all applicable laws. Holdings owns all Equity Interests in each of NRV and CCI on the Closing Date.

     4.7. Organization. The Organization Documents of Borrower are in full force and effect under the laws of the state of its Home State, and all amendments to the Organization Documents have been duly and properly made under and in accordance with all applicable laws.

     4.8. No Insolvency. After giving effect to the execution and delivery of the Loan Documents and the extension of any credit or other financial accommodations hereunder, Borrower will not be Insolvent.

     4.9. No Violations. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents have been duly authorized by all necessary organizational action on the part of Borrower and do not and will not require any consent or approval of the Shareholders of Borrower, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or of any Organization Documents of Borrower, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected; and Borrower is not in default under any such indenture, agreement, lease or instrument or, to its knowledge, under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award.

     4.10. Financial Statements. The financial statements of Holdings and its Consolidated Subsidiaries (if any) for its most recently completed Fiscal Year and for that portion of its current Fiscal Year ended with that Fiscal Month ended closest to the Closing Date for which financial statements have been prepared, including balance sheet, income statement and, if available, statement of changes in cash flow, copies of which heretofore have been furnished to Lender, are complete and accurately and fairly represent the financial condition of Holdings and its Consolidated Subsidiaries (if any), the results of its operations and the transactions in its equity accounts as of the dates and for the periods referred to therein, and have been prepared in accordance with GAAP, subject in the case of unaudited financial statements to year-end audit adjustments and the completion of footnotes. There are no material liabilities, direct or indirect, fixed or contingent, of Holdings or any such Consolidated Subsidiaries as of the date of such financial statements which are not reflected therein or in the notes thereto. No Material Adverse Change has occurred since the date of the balance sheet contained in the annual audited financial statement of Borrower described hereinabove.

     4.11. Compliance with Laws. Borrower is in compliance with all applicable laws, rules, regulations and orders of any governmental authority on the Closing Date, where noncompliance therewith would or could reasonably be expected to result in a Material Adverse Change. Borrower possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other, similar rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its properties and assets, except if and to the extent that the failure to possess any of the foregoing could not reasonably be expected to result in a Material Adverse Change; and Borrower is not in violation of any thereof, except any thereof the violation of which could not reasonably be expected to result in a Material Adverse Change. A complete and accurate list of all such patents, trademarks, service marks, trade names, copyrights, licenses and other, similar rights owned by Borrower in existence on the Closing Date is set forth on the Borrower Information Schedule attached hereto.

     4.12. Subsidiaries. As of the Closing Date, Holdings has no Subsidiaries, except NRV and CCI; and neither NRV nor CCI has any Subsidiaries.

     4.13. Federal Taxpayer Identification Number. Borrower's federal taxpayer identification number is as indicated on the Borrower Information Schedule.

     5. AFFIRMATIVE COVENANTS. Borrower covenants to Lender that from and after the Closing Date, and so long as any amounts remain unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), Borrower will comply (and cause each Subsidiary to comply) with the affirmative covenants set forth below:

     5.1. Records Respecting Collateral. All records of Borrower and each Subsidiary with respect to the Collateral will be kept at its Executive Office (or at the primary address of the Subsidiary) and will not be removed from such address without the prior written consent of Lender.

     5.2. Right to Inspect and Conduct Audits. Lender (or any Person or Persons designated by it) shall have the continuing right to call at the Executive Office or any Collateral Location during regular business hours of Borrower and, without hindrance or delay, inspect, audit, check and make extracts from Borrower's or any Subsidiary's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to Borrower's or any Subsidiary's business or to any other transactions between the parties hereto. Any such Person or Persons conducting such inspections or audits shall maintain the confidentiality of such records and other information in accordance with Lender's customary practices relative to records and information of its customers and will conduct such inspections or audits so as to avoid unreasonable disruption of the normal operations of Borrower.

     5.3. Borrowing Base Certificates. On a weekly basis, or more (or less) frequently if required (or approved) by Lender from time to time, Borrower shall prepare and deliver to Lender a Borrowing Base Certificate with respect to satisfaction of the Borrowing Base Requirement as of the date of report submission, the statements in which, in each instance, shall be certified as to truth and accuracy by a duly authorized officer of Borrower Agent.

     5.4. Collateral Status Certificates. Borrower Agent shall, as soon as practicable, but in any event on or before twenty-five (25) days after the end of each Fiscal Month, furnish or cause to be furnished to Lender a Collateral Status Certificate, certified by a duly authorized officer of Borrower Agent, showing (i) the aggregate dollar value of the items comprising the Accounts Receivable Collateral and the age of each individual item thereof as of the last day of the preceding Fiscal Month (segregating such items in such manner and to such degree as Lender may request), plus (ii) the type, dollar value and location of the Inventory Collateral as at the end of the preceding Fiscal Month, valued at the lower of its Booked Cost or market value, plus (iii) an accounts payable aging. Additionally, Lender may, from time to time, verify the individual account balances of any individual Account Debtors. Further, upon request from Lender, made at any time hereafter, and, in any event, with the above-described Collateral Status Certificate for the month of December in each year, Borrower Agent shall furnish Lender with a then current Account Debtor name and address list.

     5.5. Periodic Financial Statements. Borrower Agent shall, as soon as practicable, and in any event within twenty-five (25) days after the end of each Fiscal Month, furnish to Lender unaudited financial statements of Holdings and each Consolidated Subsidiary (if any), including balance sheets, income statements and statements of cash flow, for the Fiscal Month ended, and for the Fiscal Year to date, on a consolidated and, if requested by Lender, consolidating basis. All such financial statements shall be certified by a duly authorized officer of Borrower to present fairly the financial position and results of operations of Holdings and its Consolidated Subsidiaries for the period involved in accordance with GAAP (but for the omission of footnotes and subject to year-end audit adjustments).

     5.6. Annual Financial Statements. Borrower Agent shall, as soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, furnish to Lender the annual audit report of Holdings and its Consolidated Subsidiaries (if any), certified without material qualification by independent certified public accountants selected by Borrower Agent and acceptable to Lender, and prepared in accordance with GAAP, together with relevant financial statements of Holdings and such Subsidiaries for the Fiscal Year then ended, on a consolidating and a consolidated basis, if applicable. Borrower Agent shall cause said accountants to furnish Lender with a statement that in making their examination of such financial statements, they obtained no knowledge of any Event of Default or Default Condition which pertains to accounting matters relating to this Agreement or the Notes, or, in lieu thereof, a statement specifying the nature and period of existence of any such Event of Default or Default Condition disclosed by their examination.

     5.7. Compliance Certificate. Borrower Agent shall, on a monthly basis not later than twenty-five (25) days after the close of each of its first eleven Fiscal Months and not later than ninety (90) days after the close of its Fiscal Year, certify to Lender, in a Compliance Certificate, that no Event of Default and no Default Condition exists or has occurred, or, if an Event of Default or Default Condition exists, specifying the nature and period of existence thereof. Each such Compliance Certificate shall include a computation showing compliance with all financial covenants set forth in Article 7.

     5.8. Payment of Taxes. Borrower shall pay and discharge all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties attach thereto, unless and to the extent only that the payment thereof is being Properly Contested.

     5.9. Change of Principal Place of Business, Etc. Borrower hereby understands and agrees that if, at time hereafter, Borrower or any Subsidiary elects to move its Executive Office, or if Borrower or any Subsidiary elects to change its name, identity or its organization structure, Borrower will notify Lender in writing at least thirty (30) days prior thereto and, at Lender's request, comply (or cause its Subsidiary to comply) with Section 3.2.6 hereof to the extent Lender determines that any new or additional actions need to be undertaken in regard thereto.

     5.10. Waivers. With respect to each of the Collateral Locations, Borrower will use its reasonable best efforts to obtain Landlord Agreements, to insure the priority of its security interest in that portion of the Collateral situated at such locations. Should Borrower be unable to obtain any such Landlord Agreements, Borrower understands that Lender may impose rent reserves on the Borrowing Base for each affected Collateral Location.


     5.11. Preservation of Existence. Borrower shall preserve and maintain (and cause its Subsidiaries to preserve and maintain) its organizational existence, rights, franchises and privileges in its Home State, and qualify and remain qualified to do business in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

     5.12. Compliance With Laws. Borrower and each of its Subsidiaries shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would or could reasonably be expected to result in a Material Adverse Change. Without limiting the foregoing, each of Borrower and its Subsidiaries shall obtain and maintain all permits, licenses and other authorizations which are required under, and otherwise comply with, all federal, state, and local laws and regulations.

     5.13. Certain Required Notices. Promptly, upon its receipt of notice or knowledge thereof, Borrower Agent will report to Lender: (i) any lawsuit or administrative proceeding in which Borrower or any Subsidiary is a defendant which, if decided adversely to Borrower or such Subsidiary, could reasonably be expected to result in a Material Adverse Change; or (ii) the existence and nature of any Default Condition or Event of Default;

     5.14. Inventory Appraisals. Promptly, upon its receipt of notice thereof from Lender, which notice may be given by Lender at any time that either (i) an Event of Default exists or (ii) any Inventory Advances are outstanding, Borrower shall, at its own expense, obtain an appraisal of its inventory from an independent appraiser selected or approved by, Lender using an appraisal methodology required or approved by Lender. For purposes hereof, Advances shall be considered made, first, against Eligible Accounts and, then, against Eligible Inventory (and repayments of Advances shall be considered made vice versa). In such regard, any Advances outstanding made against Eligible Inventory shall be considered as "Inventory Advances."

     5.15. Compensation. Annually, on or prior to January 15 of each Fiscal Year, Borrower Agent shall provide Lender with a copy of Borrower's compensation plan for such Fiscal Year, including base salaries, bonuses and bases for receipt of bonus payments.

     6. NEGATIVE COVENANTS. Borrower covenants to Lender that from and after the Closing Date, and so long as any amount remains unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), Borrower will not do (and will not permit any Subsidiary to do), any of the things or acts set forth below, except with the prior written consent of
Lender:

     6.1. Encumbrances. Create, assume, or suffer to exist any Lien, except for Permitted Encumbrances.

     6.2. Debt. Incur, assume, or suffer to exist any Debt, except for: (i) Debt to Lender or any Affiliate of Lender; (ii) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (iii) accrued pension fund and other employee benefit plan obligations and liabilities (provided, however, that such Debt does not result in the existence of any Event of Default or Default Condition under any other provision of this Agreement); (iv) deferred taxes; (v) Debt resulting from endorsements of negotiable instruments received in the ordinary course of its business; (vi) Purchase Money Debt; (vii) Subordinated Debt; (viii) intercompany Debt and intercompany lease obligations among the entities comprising Borrower, (ix) Debt under worker's compensation self-insurance, (x) Debt described in Section 6.3,
(xi) Debt arising from repurchase obligations owed to floor plan lenders in the ordinary course of business; and (x) other Debt (in addition to that described in the preceding clauses (i) through (x)) in an aggregate principal amount not in excess of the Materiality Threshold (as to all entities comprising Borrower, combined) at any time.

     6.3. Contingent Liabilities. Guarantee, endorse, become surety with respect to or otherwise become directly or contingently liable for or in connection with the obligations of any other person, firm, or corporation, except for (i) endorsements of negotiable instruments for collection in the ordinary course of business, (ii) repurchase agreements granted to floor plan lenders in the ordinary course of business and (iii) other contingent liabilities (in addition to those described in the preceding clauses (i) and (ii)) in an aggregate amount not in excess of the Materiality Threshold (as to all entities comprising Borrower, combined) at any time.

     6.4. Redemption. Purchase, redeem, or otherwise acquire for value any of its Equity Interests except that Borrower may accept stock for payment of shares underlying its options.

     6.5. Investments. Make any investment in cash or by delivery of property to any Person, whether by acquisition of Equity Interests or Debt, or by loan, advance or capital contribution, or otherwise, in any Person or property of a Person (herein called, subject to the following exceptions, "Restricted Investments"), except for: (i) assets acquired from time to time in the ordinary course of business; (ii) current assets arising from the sale of goods or the provision of services in the ordinary course of business; (iii) loans or advances made to employees for salary, commissions, travel or the like, made in the ordinary course of business not to exceed, in aggregate amount, the Materiality Threshold (as to each Borrower); (iv) intercompany investments among the entities comprising Borrower and (v) other investments made subsequent to the Closing Date but prior to the Termination Date, not to exceed, in aggregate amount, the Materiality Threshold (as to all entities comprising Borrower, combined).

     6.6. Mergers. Dissolve or otherwise terminate its organizational status; or enter into any merger, reorganization or consolidation (except for a merger, reorganization or consolidation of NRV with or into CCI or of CCI with or into
NRV); or make any substantial change in the basic type of business conducted by Borrower and its Subsidiaries, as of the Closing Date.

     6.7. Business Locations. Transfer the Executive Office, or open new Collateral Locations (other than Permitted Temporary Collateral Locations), except upon at least thirty (30) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender, to perfect or continue the perfection of Lender's Lien thereon.

     6.8. Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would be expected to be obtained in a comparable arm's length transaction with a Person not an Affiliate.

     6.9. Subsidiaries. Create any Subsidiary or divest itself of any assets exceeding the Materiality Threshold by transferring them to any Subsidiary which exists on the Closing Date or is hereafter created with Lender's consent (except for transfers of assets among the entities comprising
Borrower).

     6.10. Fiscal Year. Change its Fiscal Year, or permit any Subsidiary to have a fiscal year different from the Fiscal Year of Borrower.

     6.11. Disposition of Assets. Sell, lease or otherwise dispose of any of its properties, including any disposition of property as part of a sale and leaseback transaction, to or in favor of any Person, except as otherwise expressly permitted, as to certain Collateral, in Article 3 and except for sales, leases or other dispositions of property among the entities comprising Borrower.

     6.12.  Federal  Taxpayer   Identification  Number.  Change  or  permit  any
Subsidiary to change its federal taxpayer identification number without prior written notice to Lender.

     6.13. Subordinated Debt. Pay any Subordinated Debt except to the extent expressly provided in the Subordination Agreement or as Lender otherwise may consent from time to time.

     6.14. Restrictions on Subsidiaries. Enter into or assume any agreement (other than the Loan Documents) prohibiting or otherwise restricting (i) the creation or assumption of any Lien upon its or any Subsidiaries' properties, or
(ii) the ability of any Subsidiary to pay dividends or make other distributions or transfers to Borrower.

     6.15. Different Business. Engage in any businesses other than businesses of the type engaged in by Borrower and its Subsidiaries as of the Closing Date.

     7. FINANCIAL COVENANTS. Holdings covenants to Lender that, from and after the Closing Date and so long as any amount remains on unpaid account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), it will comply with the financial covenants set forth below.

     7.1. Minimum Tangible Net Worth. Holdings shall maintain a minimum Tangible Net Worth of at least the following amounts, measured monthly at the end of each Fiscal Month: (i) from the Closing Date through December 31, 2002, $98,000,000;
(ii) from January 1, 2003 through December 31, 2003, $100,626,000; (iii) from January 1, 2004 through December 31, 2004, $101,466,000; and (iv) from and after January 1, 2005, $110,483,000. As used herein, "Tangible Net Worth" shall mean Holdings' book net worth, determined on a consolidated basis for Holdings and its Consolidated Subsidiaries in accordance with GAAP, with inventory calculated on a FIFO basis, minus all assets of Holdings and such Subsidiaries constituting
(i) goodwill, patents, copyrights, trademarks, trade names and other intangible assets, (ii) write-ups of assets, (iii) unamortized debt discount and expense,
(iv) deferred charges, and (v) any Debts owing to such Person from any shareholders, officers or directors of such Person, or from any Affiliates or Subsidiaries of such Person. For purposes hereof, any minority interest in any Subsidiary shown on Holdings' balance sheet shall be excluded from its net worth and be included in its total liabilities.

     Notwithstanding the foregoing, if and so long as Excess Availability (as hereinafter defined), determined as of the last day of each Fiscal Month, equals or exceeds Five Million Dollars ($5,000,000), the foregoing covenant shall not apply. As used herein, "Excess Availability" shall mean the amount (if any) on any date by which (i) the Gross Uncapped Excess Availability, as then most recently reported to and computed by Lender, exceeds (ii) the greater of (A) outstanding Advances plus the amount available for drawing under each outstanding Letter of Credit plus outstanding Reimbursement Obligations on such date, or (B) the daily mean average of outstanding Advances, amounts available for drawing under outstanding Letters of Credit and outstanding Reimbursement Obligations during the Fiscal Month in question.

     7.2. Capital Expenditures. Holdings and its Consolidated Subsidiaries shall not expend, in Capital Expenditures, more than Four Million Dollars
($4,000,000), in the aggregate, for all such expenditures in any one Fiscal Year. As used herein, "Capital Expenditures" shall mean all expenditures made in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, having a useful life of more than one (1) year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases. "Capital Leases" shall mean any leases of property than, in accordance with GAAP, should be reflected as liabilities on the balance sheet of a Person.

     8. EVENTS OF DEFAULT. The occurrence of any events or conditions set forth below shall constitute an Event of Default hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied:

     8.1. Obligations. Borrower shall fail to make any payment on any of its Obligations, when due, and such Default Condition shall continue for three (3) or more Business Days without cure.

     8.2. Misrepresentations. Any representations or warranties made herein or in any of the Loan Documents or in any Guaranty or in any certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents or any Guaranty shall prove to have been untrue or misleading in any material respect when made or furnished.

     8.3. Certain Covenants. Borrower shall default in the observance or performance of any covenant or agreement contained in Articles 5 (excepting Sections 5.8, 5.11 and 5.12), 6 or 7.

     8.4. Other Covenants. Borrower, any Subsidiary or any Guarantor shall default in the observance or performance of any covenant or agreement contained herein, in any of the other Loan Documents or any Guaranty (other than a default the performance or observance of which is dealt with specifically elsewhere in this Article 8) unless (i) with respect to this Agreement, such default is cured to Lender's satisfaction within thirty (30) days after the sooner to occur of receipt of notice of such default from Lender or the date on which such default first becomes known to Borrower and (ii) with respect to any other Loan Document or Guaranty, such default is cured to Lender's satisfaction within any applicable grace, cure or notice and cure period contained therein or within the thirty (30) day period described in the preceding clause (i), whichever is the later.

     8.5. Other Debts. Borrower, any Subsidiary or any Guarantor shall default in connection with any agreement for Debt exceeding the Materiality Threshold with any creditor, including Lender, which entitles said creditor to accelerate the maturity thereof.

     8.6. Voluntary Bankruptcy. Borrower, any Subsidiary or any Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal, or foreign, now or hereafter existing; Borrower, any Subsidiary or any Guarantor shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; Borrower, any Subsidiary or any Guarantor shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Borrower, any Subsidiary or any Guarantor for all or a substantial part of its property; Borrower, any Subsidiary or any Guarantor shall make an assignment for the benefit of creditors; or Borrower, any Subsidiary or any Guarantor shall be or become Insolvent; or Borrower, any Subsidiary or any Guarantor shall admit, in writing, its inability or failure to pay its debts generally as such debts become due.

     8.7. Involuntary Bankruptcy. There shall have been filed against Borrower, any Subsidiary or any Guarantor an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing; Borrower, any Subsidiary or any Guarantor shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of Borrower, any Subsidiary or any Guarantor or for all or a substantial part of its property; or Borrower, any Subsidiary or any Guarantor shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Borrower, any Subsidiary or any Guarantor; or any motion, complaint or other pleading is filed in any bankruptcy case of any person or entity other than Borrower, any Subsidiary or any Guarantor and such motion, complaint or pleading seeks the consolidation of Borrower's, any Subsidiary's or any Guarantor's assets and liabilities with the assets and liabilities of such person or entity and such proceeding shall continue undismissed and unstayed for a period of sixty (60) days.

     8.8. Damage, Loss, Theft or Destruction of Collateral. There shall have occurred material uninsured damage to, or loss, theft or destruction of, any Collateral having a value, based on the lower of its depreciated cost or market value, exceeding the Materiality Threshold.

     8.9. Judgments. A final judgment or order for the payment of money is rendered against Borrower, any Subsidiary or any Guarantor in an amount exceeding the Materiality Threshold (exclusive of amounts covered by insurance) and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (y) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of sixty (60) consecutive days.

     8.10. Disavowal of Certain Obligations. Any Person (other than Lender) party to a Guaranty or Subordination Agreement shall disavow its obligations thereunder; or any such Guaranty or Subordination Agreement is alleged to be, or determined by any governmental authority to be, invalid, unenforceable or otherwise not binding on any Person party thereto (other than Lender), in whole or in part.

     8.11.  Material  Adverse  Change.  There shall occur any  Material  Adverse
Change.

     8.12. Change of Control, Etc. Any Person, or group of Persons acting in concert, not in Control of Holdings on the Closing Date shall obtain Control of Holdings.

     8.13. Change in Management, Etc. Holdings shall fail to maintain generally executive management of Borrower satisfactory to Lender having sufficient skill and experience in Borrower's industry to manage Borrower competently and efficiently.

     9. REMEDIES. Upon the occurrence or existence of any Event of Default, or at any time thereafter, without prejudice to the rights of Lender to enforce its claims against Borrower for damages for failure by Borrower to fulfill any of its obligations hereunder, subject only to prior receipt by Lender of payment in full of all Obligations then outstanding in a form acceptable to Lender, Lender shall have all of the rights and remedies set forth below, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others; provided, however, that, in addition to the foregoing, if the Event of Default is in respect of Section 8.6 or 8.7, then, automatically, immediately upon such Event of Default occurring, without necessity of any further action on Lender's part, all commitments of Lender hereunder and under all other Loan Documents shall terminate, and all Obligations shall be immediately due and payable.

     9.1. Acceleration of the Obligations. Lender, at its option, may terminate all commitments of Lender hereunder and under all other Loan Documents, and declare all of the Obligations to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding. If any note of Borrower to Lender constituting Obligations, including, without limitation, any of the Notes, shall be a demand instrument, however, the recitation of the right of Lender to declare any and all Obligations to be immediately due and payable, whether such recitation is contained in such note or in this Agreement, as well as the recitation of the above events permitting Lender to declare all Obligations due and payable, shall not constitute an election by Lender to waive its right to demand payment under a demand at any time and in any event, as Lender in its discretion may deem appropriate. Thereafter, Lender, at its option, may, but shall not be obligated to, accept less than the entire amount of Obligations due, if tendered, provided, however, that unless then agreed to in writing by Lender, no such acceptance shall or shall be deemed to constitute a waiver of any Event of Default or a reinstatement of any commitments of Lender hereunder or under all other Loan Documents.

     9.2. Default. If Lender so elects, by further written notice to Borrower, Lender may increase the rate of interest charged on the Notes then outstanding for so long thereafter as Lender further shall elect by an amount not to exceed the Default Rate.

     9.3. Remedies of a Secured Party. Lender shall thereupon have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to take possession of any of the Collateral or the proceeds thereof, to sell or otherwise dispose of the same, to apply the proceeds therefrom to any of the Obligations in such order as Lender, in its sole discretion, may elect. Lender shall give Borrower written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to Borrower at least ten (10) days before such disposition. Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute Obligations.

     9.4. Repossession of the Collateral. Lender may take the Collateral or any portion thereof into its possession, by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that Borrower assemble the Collateral at a place or places and in such manner as Lender shall prescribe), and sell, lease or otherwise dispose of the Collateral or any portion thereof in its then condition or following any commercially reasonable preparation or processing, which disposition may be by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, so long as the same are commercially reasonable and Borrower hereby waives all rights which Borrower has or may have under applicable law to notice and to a judicial hearing prior to seizure of any Collateral by Lender.

     9.5. Direct Notification. Lender may, additionally, in its sole discretion, at any time that an Event of Default exists, direct Account Debtors to make payments on the Accounts Receivable Collateral, or portions thereof, directly to Lender, and the Account Debtors are hereby authorized and directed to do so by Borrower upon Lender's direction, and the funds so received shall be also deposited in the Concentration Account, or, at the election of Lender, upon its receipt thereof, be applied directly to repayment of the Obligations in such order as Lender, in its sole discretion, shall determine, until all Obligations are paid and satisfied in full.

     9.6. Other Remedies. Unless and except to the extent expressly provided for to the contrary herein, the rights of Lender specified herein shall be in addition to, and not in limitation of, Lender's rights under the UCC, as amended from time to time, or any other statute or rule of law or equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by Borrower or any third party in favor of Lender, all of which may be exercised successively or concurrently.

     10. MISCELLANEOUS

     10.1. Waiver. Each and every right granted to Lender under this Agreement, or any of the other Loan Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. No waiver by Lender of any Default Condition or Event of Default shall constitute a waiver of any subsequent Default Condition or Event of Default.

     10.2. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

     10.3. Survival. All representations, warranties and covenants made herein and in the Loan Documents shall survive the execution and delivery hereof and thereof. The terms and provisions of this Agreement shall continue in full force and effect, notwithstanding the payment of one or more of the Notes or the termination of the Line of Credit, until all of the Obligations have been paid in full and Lender has terminated this Agreement in writing.

     10.4. Assignments. No assignment hereof or of any Loan Document shall be made by Borrower without the prior written consent of Lender. Lender may assign, or sell participations in, its right, title and interest herein and in the Loan Documents at any time hereafter without notice to or consent of Borrower.

     10.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

     10.6. Reimbursement. Borrower shall pay to Lender on demand all reasonable out-of-pocket costs and expenses that Lender pays or actually incurs in connection with the negotiation, preparation, consummation, amendment, modification, enforcement and termination of this Agreement and the other Loan Documents, including, without limitation: (a) fees and disbursements of legal counsel; (b) costs and expenses of lien and title searches insurance; (c) actual taxes, fees and other charges for recording any mortgages, filing any financing statements and continuations, and other actions to perfect, protect and continue the Lien of Lender in the Collateral; (d) sums paid or incurred to pay for any amount or to take any action required of Borrower under the Loan Documents that Borrower fails to pay or take; (e) costs of appraisals, inspections, field audits and verifications of the Collateral, including, without limitation, costs of travel, for inspections of the Collateral and Borrower's operations by Lender; (f) costs and expenses of preserving and protecting the Collateral; and
(g) after an Event of Default, costs and expenses (including fees and disbursements of legal counsel) paid or incurred to obtain payment of the Obligations, enforce the Lender's Lien in any Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents or to defend any claim made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid to Borrower. All of the foregoing costs and expenses may, in the discretion of Lender, be charged as Advances. Borrower will pay all expenses incurred by it in the transaction. In the event Borrower becomes a debtor under the Bankruptcy Code, Lender's secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys' fees actually incurred) all for the extent allowed by the Bankruptcy Code.

     10.7. Successors and Assigns. This Agreement and Loan Documents shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto and thereto.

     10.8. Severability. If any provision this Agreement or of any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     10.9. Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when received, if either personally delivered, delivered by a recognized national overnight courier service or delivered by the U.S. Post Office, by registered or certified mail, postage prepaid; in each case, addressed as follows: (i) for Lender, care of the address of Lender inscribed beneath its signature hereinbelow and (ii) for Borrower, care of the address set forth as its Executive Office (or to such other address as may be designated hereafter in writing by the respective parties hereto).

     10.10. Entire Agreement; Amendments. This Agreement, together with the remaining Loan Documents, constitute the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any Loan Document may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought.

     10.11. Time of Essence. Time is of the essence in this Agreement and the other Loan Documents.

     10.12. Interpretation. No provision of this Agreement or any Loan Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     10.13. Lender Not a Joint Venturer. Neither this Agreement nor any Loan Document shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with Borrower or as creating any similar relationship or entity, and Borrower agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender and Borrower.

     10.14. JURISDICTION. BORROWER AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION, ALL AS LENDER MAY ELECT. BY EXECUTION OF THIS AGREEMENT, BORROWER HEREBY SUBMITS TO EACH SUCH JURISDICTION, HEREBY EXPRESSLY WAIVING WHATEVER RIGHTS MAY CORRESPOND TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED OR REQUIRED BY LAW.

     10.15. ACCEPTANCE. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, SHALL NOT BECOME EFFECTIVE UNLESS AND UNTIL DELIVERED TO LENDER AT ITS PRINCIPAL OFFICE IN ATLANTA, FULTON COUNTY, GEORGIA AND ACCEPTED IN WRITING BY LENDER AT SUCH OFFICE AS EVIDENCED BY ITS EXECUTION HEREOF (NOTICE OF WHICH DELIVERY AND ACCEPTANCE ARE HEREBY WAIVED BY BORROWER).

     10.16. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a Saturday, Sunday or any other day in which national banks within the State of Georgia are legally authorized to close, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Notes.

     10.17. Cure of Defaults by Lender. If, hereafter, Borrower defaults in the performance of any duty or obligation to Lender hereunder or under any Loan Document, Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall be deemed to be advances against the Master Note, whether or not this creates an overadvance thereunder, and shall be payable in accordance with its terms.

     10.18. Attorney-in-Fact. Borrower hereby designates, appoints and empowers Lender irrevocably as its attorney-in-fact, effective during any time that an Event of Default exists, either in the name of Borrower or the name of Lender, at Borrower's cost and expense, (i) to do any and all actions which Lender may deem necessary or advisable to carry out the terms of this Agreement or any other Loan Document upon the failure, refusal or inability of Borrower to do so and (ii) to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any of the Collateral and, in connection therewith, to take any and all actions as Lender may deem necessary or desirable to realize upon any Collateral; and Borrower hereby agrees to indemnify and hold Lender harmless from any costs, damages, expenses or liabilities arising against or incurred by Lender in connection therewith other than those arising out of the gross negligence or wilful misconduct of Lender or its Affiliates.




     10.19. Sole Benefit. The rights and benefits set forth in this Agreement and the other Loan Documents are for the sole and exclusive benefit of the parties hereto and thereto and may be relied upon only by them.

     10.20. Indemnification. Borrower will hold Lender, its respective directors, officers, employees, agents, Affiliates, successors and assigns harmless from and indemnify Lender, its respective directors, officers, employees, agents, Affiliates, successors and assigns against, all loss, damages, costs and expenses (including, without limitation, reasonable attorney's fees, costs and expenses) actually incurred by any of the foregoing, whether direct, indirect or consequential, as a result of or arising from or relating to any "Proceedings" (as defined below) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, case or regulation, including, without limitation, any federal or state securities laws or under any common law or equitable case or otherwise, arising from or in connection with this Agreement, and any other of the transactions contemplated by this Agreement, except to the extent such losses, damages, costs or expenses are due to the willful misconduct or gross negligence of Lender or its Affiliates. As used herein, "Proceedings" shall mean actions, suits or proceedings before any court, governmental or regulatory authority and shall include, particularly, but without limitation, any actions concerning environmental laws, regulations or rules. At the request of Lender, Borrower will indemnify any Person to whom Lender transfers or sells all or any portion of its interest in the Obligations or participations therein on terms substantially similar to the terms set forth above. Lender shall not be responsible or liable to any Person for consequential damages which may be alleged as a result of this Agreement or any of the transactions contemplated hereby. The obligations of Borrower under this Section shall survive the termination of this Agreement and payment of the Obligations.

     10.21. JURY TRIAL WAIVER. EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, OBLIGATIONS OR THE COLLATERAL.

     10.22. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions divisions of or Exhibit to, another document or instrument. Wherever in this Agreement reference is made to any instrument, agreement or other document, including, without limitation, any of the Loan Documents, such reference shall be understood to mean and include any and all amendments thereto or modifications, restatements, renewals or extensions thereof. Wherever in this Agreement reference is made to any statute, such reference shall be understood to mean and include any and all amendments thereof and all regulations promulgated pursuant thereto. Whenever any matter set forth herein or in any Loan Document is to be consented to or be satisfactory to Lender, or is to be determined, calculated or approved by Lender, then, unless otherwise expressly set forth herein or in any such Loan Document, such consent, satisfaction, determination, calculation or approval shall be in Lender's sole discretion, exercised in good faith and, where required by law, in a commercially reasonable manner, and shall be conclusive absent manifest error.

     10.23. Publicity. Lender may post notice of this transaction in trade publications and other media, including through the use of "tombstones," and may include Borrower's name and other selected data about the transaction of a general nature so long as Lender first consults with Borrower and limits such notices in accordance with Borrower's reasonable direction. Borrower shall not use the name of Lender, or use any "logo," trade style, trade name or other likeness or image of Lender in any advertising, publication or other public disclosures except with Lender's prior written consent or where required to do so by applicable law (in which latter event, however, Borrower first shall consult with Lender in regard thereto and limit, as directed by Lender, such publication to the extent permissible to do so under applicable law.)




     10.24.  Counterclaims.  Borrower  waives any right to interpose  any claim, deduction, setoff or counterclaim of any sort (other than compulsory counterclaims) that Borrower may have, or allege, as against Lender or any of its Affiliates in any action or proceeding instituted by Lender to endorse the payment of any obligations or the performance of any Loan Document, all of which claims, deductions, setoffs or counterclaims shall and must be brought against Lender or any of its Affiliates, as the case may be, if at all by a separate and independent action or proceeding initiated by Borrower.

     10.25. TM Services. To the extent that at any time or from time to time hereafter Lender arranges for, or gives assurances on Borrower's behalf in regard to, any TM Services (as hereinafter defined), Borrower acknowledges and agrees that: (i) Lender shall have no duty, obligation or liability whatsoever to Borrower in respect thereof, including, without limitation, as to (A) their initiation, continuation, suspension or termination, (B) any actions (or omissions) of the party(ies) providing such services or any other Person, or (C) any charges, fees or other costs associated therewith; (ii) if this Agreement is terminated, Borrower shall cease obtaining all TM Services and if Borrower shall fail to do so, Lender may do so itself on behalf of Borrower under the power of attorney granted in Section 10.18; and (iii) the indemnity of Borrower granted in Section 10.20 shall extend to and include, without limitation, any cost, damage, loss or expense occasioned by Lender's arrangement of, or the giving of assurances in regard to, any TM Services. As used herein, "TM Services" shall mean all treasury management services, including, without limitation, foreign exchange, automated clearing house (ACH) services, controlled disbursements and wire transfer and deposit actively performed by any financial institutions on behalf of Borrower.

     11. CONDITIONS PRECEDENT. Unless waived in writing by Lender at or prior to the execution and delivery of this Agreement, the conditions set forth below shall constitute express conditions precedent to any obligation of Lender hereunder.

     11.1. Loan Documents. Receipt by Lender of this Agreement and the following Loan Documents, each to be duly executed by Borrower and each other Person party thereto:

     (a) An initial Borrowing Base Certificate duly completed by Borrower Agent, to be in substantially the form of Exhibit A;

     (b) An initial Collateral Status Certificate, duly completed by Borrower Agent, to be in substantially the form of Exhibit B;

     (c) An initial Compliance Certificate, duly completed by Borrower Agent, to be in substantially the form of Exhibit C;

     (d) If applicable, IP Security Agreements, to be in substantially the form of Exhibit D-1, as to patents, and Exhibit D-2, as to trademarks

     (e) Landlord's Agreements, with respect to any landlords and warehouse operators with whom Borrower has any Collateral on the Closing Date, to be in substantially the form of Exhibit E-1, as to landlords, and Exhibit E-2, as to warehouse operators;

     (f)  The  Master  Note,  to be  substantially  in the  form of  Exhibit  F;


     (g) An initial Notice of Borrowing, duly completed by Borrower Agent, to be in substantially the form of Exhibit G;




     (h) A Telephone Instructions Letter, duly completed, to be in substantially the form of Exhibit H;

     (i) A Blocked Account Agreement, to be in substantially the form of Exhibit I;

     (j) A Secretary's Certificate from the corporate Secretary of Borrower (or similar officer or representative, if Borrower is not a corporation) certifying as to the Borrower's Organization Documents and the Person(s) authorized to execute the Loan Documents on Borrower's behalf, to be in substantially the form of Exhibit J;

     (k) An opinion of counsel from Borrower's counsel, to be in substantially the form of Exhibit K;

     (l)  A  disbursement   instructions  letter,  duly  completed,   to  be  in
substantially the form of Exhibit L;

(m) A payoff letter from each creditor of Borrower whose credit is being refinanced pursuant hereto, duly completed, to be in substantially the form of Exhibit M;

     (n) A stock pledge agreement in respect of Equity Interests in NRV and CCI owned by Holdings, to be substantially in the form of Exhibit N;

     (o) A negative pledge agreement in respect of Borrower's real property, to be substantially in the form of Exhibit O; and

(p) Such other Loan Documents as may be referred to herein or contemplated hereby, or as other may be required by Lender in its credit judgment.

     11.2. No Default. No Default Condition or Event of Default shall have occurred.

11.3.    No Material Change.  No Material Adverse Change shall have occurred.

         IN WITNESS WHEREOF, Borrower has caused this Agreement to be executed as of the day and year set forth below as the Closing Date.

                             "BORROWER"

                                NATIONAL R.V. HOLDINGS, INC.



                                By:      /s/ Mark Andersen
                                Name:    Mark Andersen
                                Title:   Chief Financial Officer and Treasurer



                                NATIONAL R.V., INC.



                                By:      /s/ Mark Andersen
                                Name:    Mark Andersen
                                Title:   Chief Financial Officer and Treasurer



                                COUNTRY COACH, INC.



                               By:      /s/ Mark Andersen
                               Name:    Mark Andersen
                               Title:   Secretary










                                 Accepted by Lender in Atlanta, Georgia
                                 as of August 28, 2002
                                 (the "Closing Date")


                "LENDER"

                                UPS CAPITAL CORPORATION


                                By:/s/ Charles Johnson
                                Name:    Charles Johnson
                                Title:   Senior Vice President

                                Address for Notices:
                                35 Glenlake Parkway, N.E.
                                Suite 500
                                Atlanta, GA 30328
                                Attn: Legal Department





